Canary Staked TRX ETF S-1/A

Exhibit 10.2

MARKETING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of February 11, 2025, by and among each of the trusts listed in Schedule A, (each, a “Trust” and, collectively, the “Trusts”) which are sponsored by Canary Capital Group LLC, a Delaware limited liability company (the “Sponsor”), and Paralel Distributors LLC, a Delaware limited liability company (“Paralel”). All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus (each hereafter defined).

WHEREAS, each Trust is a statutory trust organized under the laws of the State of Delaware and have filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, each Trust intends to create and redeem shares of beneficial interest, respectively, in each Trust (the “Shares”) only in creation unit aggregations (“Creation Unit”) on a continuous basis, and list the Shares on one or more national securities exchanges;

WHEREAS, Paralel is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Sponsor and each Trust desire to retain Paralel to provide certain services in connection with the offering of the Shares (as amended from time to time);

WHEREAS, Paralel is willing to provide certain services for the Sponsor and each Trust on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Services and Duties of Paralel; the Trusts

a.	Paralel agrees to serve as the marketing agent of the Trusts on the terms and for the period set forth in this Agreement.

b.	In the role of marketing agent for each Trust, Paralel shall use commercially reasonable efforts to provide the following services to the Trusts:

i.	at the request of the Sponsor or the Trusts, Paralel shall assist with facilitating separate Authorized Participant Agreements, each specific to an Authorized Participant and the applicable Trust, between and among Authorized Participants, the Sponsor, and the applicable Trust(s) for the creation and redemption of Creation Units of that Trust;

ii.	maintain copies of confirmations of Creation Unit creation and redemption order acceptances and produce such copies upon reasonable request from the Sponsor or a Trust;

iii.	make available copies of each applicable Trusts’ Prospectus (as they may be amended from time to time, (the “Prospectus”) to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements;

iv.	maintain telephonic, electronic mail and/or access to direct computer communications links with the Transfer Agent;

v.	review and approve, prior to use, all Trust marketing materials submitted by the Sponsor or the Trusts to Paralel for review (“Marketing Materials”) using Paralel’s Delta360 Ad Portal for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA. Paralel agrees to furnish to the Sponsor and the applicable Trust(s) any comments provided by FINRA with respect to such Marketing Materials;

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vi.	ensure that all direct requests by Authorized Participants for Prospectuses are fulfilled;

vii.	work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent. The Sponsor and each Trust acknowledge that Paralel shall not be obligated to approve any certain number of orders for Creation Units;

viii.	register and oversee supervisory activities of a certain number of FINRA licensed registered representatives (the “Registered Representatives”);

ix.	maintain, reproduce, and store applicable books and records related to the services provided under the Agreement; and

x.	provide robust ETF Distribution Service reporting.

c.	The services furnished by Paralel hereunder are not to be deemed exclusive and Paralel shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

2.	Duties of the Trusts

a.	Each Trust agrees to create, issue, and redeem Creation Units of such Trust in accordance with the procedures described in the applicable Trust’s Prospectus. Upon reasonable notice to Paralel, and in accordance with the procedures described in their Prospectuses, each Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

b.	Each Trust shall deliver to Paralel copies of the following documents:

i.	the current Prospectus for each Trust;
ii.	any relevant policies and procedures adopted by the Sponsor or the applicable Trust or their service providers that are applicable to the services provided by Paralel; and
i.	any other documents, materials or information that Paralel shall reasonably request to enable it to perform its duties pursuant to this Agreement.

c.	Each Trust shall thereafter deliver to Paralel as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

d.	Each Trust shall arrange to provide the listing exchanges with copies of the applicable Prospectuses, Statements of Additional Information, and product descriptions that are required to be provided by each Trust to purchasers in the secondary market.

e.	Each Trust will make it known that Prospectuses and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the applicable Trust.

f.	Paralel and each Trust agree that in the course of the provision of services, Paralel may need information from time to time from the transfer agent (“Transfer Agent”) as depicted below. The Sponsor and applicable Trust(s) shall ensure that the Transfer Agent cooperates with the reasonable requests of Paralel and promptly notify Paralel in writing of any changes to the Transfer Agent or its contact information.

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3.	Licensing of Registered Representatives

a.	As a registered broker/dealer, Paralel is required to establish and maintain a system to supervise the activities of each Registered Representative that is reasonably designed to achieve compliance with applicable securities laws and regulations, and with FINRA Rules. In addition, pursuant to Rule 17a-4 of the Securities Exchange Act of 1934 (the “Exchange Act”), Paralel is required to preserve and maintain access to all of the Registered Representatives’ business-related communications, including electronic communications. In light of the foregoing, the Sponsor, the Trust(s), and Paralel hereby agree that Paralel shall maintain and supervise the licenses of the Registered Representatives, subject to the following terms and conditions:

i.	Licensing. During the term of the Agreement, the Registered Representative shall maintain in good order such licenses as may be required by Paralel, including licenses with the FINRA and the various states in which the Registered Representative performs any sales activity for Paralel, and shall comply with supervisory, reporting, and regulatory requirements as Paralel may request or require.

ii.	Exclusive License. During the term of the Agreement, and throughout the period in which the Registered Representative is licensed by Paralel, the Registered Representative shall not perform any activities which require licensing other than the marketing or selling of financial products for which Paralel acts as the distributor, or in some other contracted capacity, without the express written approval of Paralel.

iii.	Outside Business & Other Activities. The Registered Representative will report all business activity, including non-securities related activity, to Paralel prior to engaging in such activity; and will provide Paralel with such information as Paralel deems necessary to comply with its supervisory obligations under FINRA and Securities Exchange Commission (“SEC”) regulations and in accordance with the laws of any jurisdiction in which the Registered Representative performs the functions referenced herein. Any outside activity must be approved by Paralel before commencement or continuation.

iv.	Personal Brokerage Accounts. The Registered Representative will report all personal securities accounts he/she owns, or over which he/she has control, including not only the Registered Representative’s own accounts but also those registered to a spouse, child, or any other account for which the Registered Representative places orders or has a financial interest, to Paralel; and will provide Paralel with such information as Paralel deems necessary to comply with its supervisory obligations under FINRA and SEC regulations and in accordance with the laws of any jurisdiction in which the Registered Representative performs the functions referenced herein. Any new personal security account must be reported to Paralel at the time the account is established.

v.	Private Securities Transactions. The Registered Representative will report any securities transaction that is effected outside the regular course or scope of his/her association with Paralel (“Private Securities Transactions”), including, though not limited to, new unregistered offerings of securities. Written notice of proposed private securities transactions prior to participation is required and will describe in detail (i) the proposed transaction; (ii) the Registered Representative’s proposed role therein; and (iii) state whether the Registered Representative has received or may receive selling compensation in connection with the transaction. Notification of said transactions must be reported to Paralel prior to entering into any private securities transaction(s); and such notification will provide Paralel with such information as Paralel deems necessary to comply with its supervisory obligations under FINRA and SEC regulations and in accordance with the laws of any jurisdiction in which the Registered Representative, performs the functions referenced herein. The Registered Representative may not participate in any private securities transaction without first receiving written approval from Paralel.

vi.	Compliance with Paralel’s Written Supervisory Procedures (“WSP Procedures”). The Registered Representatives shall comply fully with the WSP Procedures and all requirements contained therein for the duration of the time that the Registered Representatives are licensed by Paralel. The WSP Procedures may be amended at the sole discretion of Paralel. Any requirement listed in the WSP Procedures that is not specifically enumerated within this Letter Agreement is hereby incorporated by reference, along with any future changes or amendments to the WSP Procedures.

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vii.	Broker-Dealer Records. Paralel shall be provided direct access to broker-dealer records created by the Sponsor or the applicable Trust(s) in relation to the business for which the Registered Representatives are licensed by Paralel (“Broker-Dealer Records”). The Sponsor and the applicable Trust(s) shall maintain all Broker-Dealer Records for a period no less than is required by and in a manner compliant with applicable law, regulation and FINRA rules. With respect to electronic Broker-Dealer Records, the Registered Representatives will use only electronic systems approved by Paralel. The applicable Trust(s) and/or the Sponsor shall direct its electronic vendor or storage provider to retain electronic Broker-Dealer Records for a period no less than is required by and in a manner compliant with applicable law, regulation or FINRA rules. Upon termination of licensing and/or upon termination of the Agreement, the applicable Trust(s) and/or the Sponsor shall provide or arrange to be provided to Paralel all Broker Dealer Records in possession of the applicable Trust(s) and/or the Sponsor, its agents and vendor or storage provider at the applicable Trust(s’) and the Sponsor’s expense, as applicable.

viii.	Termination of Registration. Paralel retains the right to terminate the Registered Representative’s registration at any time, at the sole discretion of Paralel.

ix.	Marketing Materials. The Registered Representatives will not make any representations related to the services that are false, misleading or in any way untrue. The Registered Representative will not deliver to prospective clients any written materials other than those provided to him/her by Paralel which evidence prior written approval.

x.	Social Media. No Registered Representative shall utilize any form of social media for business communications related to the business for which he/she is licensed by Paralel without prior written approval from Paralel and only in compliance with the WSP Procedures.

xi.	Pay to Play. During the term of the Agreement, and throughout the period in which the Registered Representatives are licensed by Paralel, the applicable Trust(s) and/or the Sponsor and Registered Representatives shall comply with 17 CFR 275.206(4)-5 (SEC’s Pay-to-Play Rule) and Registered Representatives shall not engage in activity that would trigger the “two year time out” contemplated by FINRA Rule 2030(a).

xii.	Marketing Jurisdictions. Registered Representatives may only market in connection with this Letter Agreement within the United States.

b.	To the extent applicable, the applicable Trust(s) and/or the Sponsor, agree that it shall cause each Registered Representative to comply with the foregoing.

4.	Representations, Warranties and Covenants of Trust

a.	The Sponsor and/or each Trust hereby represents and warrants to Paralel, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.	it is duly organized and in good standing under the laws of its jurisdiction of organization;

ii.	this Agreement has been duly authorized, executed and delivered by each Trust and, when executed and delivered, will constitute a valid and legally binding obligation of each Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

iv.	each of the Trusts’ Registration Statements (“Registration Statement” is defined as the registration statement most recently filed from time to time by the Trusts with the SEC and effective under the 1933 Act, as have been amended from time to time) and each of the Trusts’ Prospectuses, and marketing and promotional literature have been prepared, in all material respects, in conformity with the requirements of the 1933 Act and SEC rules and regulations;

v.	each Trusts’ Registration Statement and Prospectus do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Paralel pursuant to this Agreement shall be true and correct in all material respects; and

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vi.	all marketing or promotional literature shall contain all statements required to be stated therein in accordance with the 1933 Act and SEC rules and regulations; and do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

vii.	all necessary approvals, authorizations, consents, or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Sponsor and each Trust in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, and any necessary qualification under the securities or blue-sky laws of the various jurisdictions in which the Shares are being offered.

b.	The Sponsor and each Trust shall fully cooperate in the efforts of Paralel in the provision of the services. In addition, each Trust shall keep Paralel fully informed of its affairs as they relate to the Trusts and shall provide to Paralel from time-to-time copies of all information that Paralel may reasonably request for use in connection with the provision of the Services.

5.	Representations, Warranties and Covenants of Paralel.

a.	Paralel hereby represents and warrants to the Sponsor and each applicable Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.	this Agreement has been duly authorized, executed and delivered by Paralel and, when executed and delivered, will constitute a valid and legally binding obligation of Paralel, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and

iv.	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

6.	Compensation

a.	As compensation for the services performed by Paralel under this Agreement, the Sponsor, on behalf of each Trust, shall pay to Paralel the fees and expenses set forth in Appendix A hereto (as may be amended from time to time) and Section 6(b). However, in all situations, each Trust, as applicable, remains jointly and severally responsible for any fees, charges, expenses, or other liabilities (including for any liability, indemnification, or other obligations under this Agreement) should the Sponsor fail to fulfill its payment responsibilities. Notwithstanding anything to the contrary in this Agreement, fees billed for the services to be performed by Paralel under this Agreement are based on information provided by the Sponsor and the Trust(s) and such fees are subject to renegotiation between the parties to the extent such information is determined to be materially different from what the Sponsor and the Trust(s) originally provided to Paralel, as reasonably determined by Paralel. On January 1 of each year, all non-basis point fees set forth in Appendix A or otherwise in this Agreement shall be increased by a cost of living adjustment equal to the percentage increase in the Consumer Price published by the Bureau of Labor and Statistics of the United States Department of Labor, for the geographic location Denver-Aurora-Lakewood, CO region for the twelve-month period ending with the latest published month preceding January 1st (the “CPI”). Any CPI increases not charged in any given year may be included in prospective CPI fee increases in future years.

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b.	The Sponsor and the Trust(s) are responsible for all out-of-pocket and ancillary expenses incurred by Paralel in connection with the provision of services pursuant to this Agreement. Such expenses may include, without limitation, regulatory filing fees; printing, delivery, and/or mailing fees of providing the Trusts’ materials to shareholders; blue sky registration fees; marketing materials regulatory review fees; cost of third party communications; third party compliance software expenses utilized to provide the services, including any costs related to automation of brokerage feeds of the Trusts related registered representatives; postage and delivery service fees; bank fees; reproduction and record retention fees; reasonable travel, lodging and meals as requested by the Trusts or required for the oversight of the registered representatives; FINRA advertising/filing fees (including additional fees for expedited reviews as set forth herein); fulfillment costs; registered representative FINRA and state licensing fees; customized programming/enhancements; FINRA licensing and registration fees related to registered representatives; FBI fingerprint fees; examination and continuing educational expenses of registered representatives (including costs of a third-party provider); COBRA filings fees, and any other out of pocket expenses of Paralel incurred in the provision of services.

c.	All amounts due hereunder to Paralel will be paid by the Sponsor (or such Trust) within thirty (30) days of receipt of each invoice. Except as provided in Appendix A, Paralel shall bill all fees monthly, and out-of-pocket expenses as incurred (unless prepayment is requested by Paralel). Any invoices not paid within thirty (30) days of the invoice date are subject to a one percent (1%) per month financing charge on any unpaid balance to the extent permitted by law.

7.	Liability, Indemnification; Limitations on Damages

a.	For the avoidance of doubt, the rights, duties, and obligations of each Trust hereunder shall be several and not joint with respect to each Trust, and no Trust shall be liable for the obligations of any other Trust hereunder. Notwithstanding the foregoing, the Sponsor shall remain responsible for all obligations under this Agreement, including any liabilities that would otherwise be the responsibility of an individual Trust.

b.	Paralel will not be liable for, and Sponsor and the Trust(s) shall indemnify, defend and hold Paralel, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Paralel within the meaning of Section 15 of the 1933 Act (collectively, the “Paralel Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Paralel Indemnitee may incur arising out of or relating to (i) Paralel’s provision of services under this Agreement; (ii) the Sponsor’s or a Trusts’ breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Sponsor’s or a Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; (iv) any claim that a Trust’s Prospectus, Registration Statement marketing literature and advertising materials or other information filed or made public by the Sponsor or a Trust(s) (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that neither the Sponsor’s obligation nor any Trust’s obligation to indemnify any of the Paralel Indemnitees shall extend to cover any Losses, as determined by a court of competent jurisdiction in a final decision on the merits, arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or marketing literature or other information filed or made public by the Sponsor or a Trust in reliance upon and in conformity with information provided by Paralel to the Sponsor or a Trust, in writing, for use in such Prospectus or any such advertising materials or marketing literature.. In no event shall anything contained herein be so construed as to protect Paralel against any liability to the Sponsor or a Trust for which Paralel would otherwise be subject by reason of willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of its duties under this Agreement.

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c.	Paralel shall indemnify, defend and hold the Sponsor and each Trust, as applicable, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that any Trust Indemnitee may incur arising directly out of or based upon (i) any grossly negligent action (or omission to act) of Paralel or its agents taken in connection with this Agreement, as determined by a court of competent jurisdiction in a final decision on the merits. In no event shall anything contained herein be so construed as to protect the Sponsor or a Trust against any liability to the Paralel to which the Sponsor or a Trust would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

d.	In no case is the indemnifying party to be liable under this Section 7 with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

e.	Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

f.	No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This Section 7 shall survive the termination of this Agreement.

g.	No Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

8.	Force Majeure.

No party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other party shall have no right to terminate this Agreement in such circumstances.

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9.	Duration and Termination.

a.	This Agreement shall become effective as to any Trust and the Sponsor on the date that such Trust executes this Agreement (each, an “Effective Date” for such Trust, and the initial Effective Date, the “Initial Effective Date” for the Agreement). The Agreement shall apply only to the Trusts that have executed this Agreement as of their respective Effective Dates and shall not impose any obligations or confer any rights upon any Trust that has not yet executed this Agreement. For purposes of clarity, the Sponsor and each Trust that has executed this Agreement as of its respective Effective Date shall be deemed parties to this Agreement, and the rights and obligations set forth herein shall be binding upon and enforceable by or against only those Trusts (and the Sponsor) that have executed the Agreement as of their respective Effective Dates. For clarity, when utilized in this Section 9 and as otherwise in this Agreement, use of the phrase the “other party” shall refer to Paralel when referring to the Trust(s) and/or the Sponsor, or to the Trust(s) and/or the Sponsor, when referring to Paralel.

b.	Unless sooner terminated as provided below, this Agreement shall continue in effect for three years from the Initial Effective Date. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods (each a “Renewal Term” and collectively with the Initial Term, a “Term”) until terminated as provided herein.

c.	This Agreement may be terminated at any time, without the payment of any penalty, by a party with respect to itself, if upon at least ninety (90) days prior to the end of applicable Term it gives the other party(s) a written notice of non-renewal and termination, with such termination coinciding at the end of the applicable Term. Any such termination by an individual Trust shall apply solely to the terminating Trust, and this Agreement shall remain in full force and effect with respect to the remaining parties. Except if terminated in accordance with this subsection 9(c) or for cause under Section 9de), if this Agreement is otherwise terminated by the Trust(s) and Sponsor, the terminating parties shall be obligated to pay Paralel the remaining balance of Annual Base Fees remaining due under this Agreement as set forth in Appendix A through the end of the then applicable Term.

d.	Notwithstanding the foregoing, this Agreement may be terminated by any party at any time upon written notice to the other party(s) if (a) any other party(s) becomes insolvent or bankruptcy or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (b) any other party(s) willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach. Termination under this subsection by a Trust(s) and the Sponsor shall apply solely to the terminating Trust(s), and the remaining parties shall continue to be bound by the terms of this Agreement.

10.	Confidentiality.

a.	During the term of this Agreement, Paralel, the Sponsor, and the Trust(s) may have access to non-public confidential information relating to such matters as the other party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one party(s) that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement.

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b.	Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except (i) as required in the course of this Agreement, (ii) as provided by the other party, or (iii) as required by applicable law, rule, or regulation or (iv) in response to (A) a routine self- regulatory examination or (B) a request for information directed at the receiving party. In the event Paralel becomes aware of critical vulnerabilities in any of its proprietary system(s) in which the Trust’s data is stored or through which the Trust’s data can be accessed, Paralel will use commercially reasonable efforts to mitigate material risks related to such vulnerabilities within 30 days or as promptly thereafter as reasonably practicable.

11.	Notice

Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if in writing and personally delivered or sent by electronic mail, or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the address furnished below unless and until modified by Paralel, the Sponsor, or the Trusts, as the case may be. Notice shall be given to each party at the following address, as amended from time to time:

(i) To Paralel:

Paralel Distributors LLC

1700 Broadway Suite 1850

Denver, CO 80290

Attn: Legal - Paralel Distributors

Email: brad@paralel.com; legalnotice@paralel.com

(ii) If to the Sponsor

Canary Capital Group LLC
1131 4th Ave S #230
Nashville, TN 37210
Attention: Legal
Email: legal@canary.capital

(iii) If to the Trust(s)

c/o Canary Capital Group LLC
1131 4th Ave S #230
Nashville, TN 37210
Attention: Legal
Email: legal@canary.capital

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12.	Modifications. Additional Trusts.

a.	The terms of this Agreement shall not be altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Paralel, the Sponsor, and such Trust(s) for which it is applicable. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, without a written amendment of this Agreement.

b.	Additional Trust(s) may be added to Schedule A of this Agreement by written instrument amending and replacing Schedule A that is signed by Paralel, the Sponsor, and such additional Trust(s) for which it is applicable.

13.	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Each party to this Agreement, by its execution hereof (i) irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of Colorado or the United States District Courts for the District of Colorado for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

14.	Assignment.

This Agreement may not be assigned by a party without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties’ representatives, successors, heirs, and permitted assigns, as applicable. A change in control shall not be construed to be an assignment.

15.	Survival.

Sections 7, 8, 10, 13, and 15 of this Agreement, as well as any payment obligations for liabilities arising from this Agreement while effective, shall survive any termination of this Agreement.

16.	Anti-Money Laundering.

Paralel, and each Trust represents and warrant to the other party that it has, and shall maintain, an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

17.	Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by Paralel, the Sponsor, and the Trusts and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. Nothing herein contained shall prevent Paralel from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

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18.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereto, and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

19.	Counterparts.

This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

[Execution page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Canary Capital Group LLC

By:
Name: Andrew Hill
Title: President

Paralel Distributors LLC

By:
Name: Brad Swenson
Title: President

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Schedule A

Trusts

Trust	Effective Date	Signature
Canary Litecoin ETF Canary XRP ETF	[TBD]	By: Canary Capital Group LLC Its: Sponsor
Canary SUI ETF
By

Name: Andrew Hill
Title: President

 A-1

Appendix A

Compensation

[ATTACHED]

 A-1